THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Amendment”) is made effective as of the last date of execution on the signature page hereto (the “Effective Date”), by and between 1222 DEMONBREUN, LP, a Texas limited partnership (“Landlord”), and REVANCE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease agreement dated November 19, 2020, as amended by that certain Amendment to Lease dated January 4, 2021 and that certain Second Amendment to Lease dated July 1, 2021 (collectively, the “Lease”) with respect to certain premises containing 71,252 rentable square feet (the “Current Premises”) located in the building known as 1222 Demonbreun at Gulch Union, Nashville, Tennessee, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Premises to include 17,248 rentable square feet on the 18th floor of the Building in the area outlined in red on Exhibit A, attached (the “Second Expansion Premises”) upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows, with all capitalized terms used herein and not otherwise defined having the same meaning as set forth in the Lease:

1.The Second Expansion Delivery Date shall be the Effective Date.

2.Landlord shall deliver the Second Expansion Premises to Tenant on the Second Expansion Delivery Date with the Base Building completed in accordance with the Base Building Specifications. Landlord shall provide Tenant a construction allowance for the Second Expansion Premises in the amount of $1,397,088 ($81.00 per rentable square foot) (the “Second Expansion Allowance”). Tenant shall complete its leasehold improvements to the Second Expansion Premises (the “Second Expansion Improvements”) and the Second Expansion Allowance shall be paid, all as set forth in Exhibit D to the Lease (the “Work Letter”). Except as expressly provided herein, Landlord has no obligation to make alterations or improvements to the Second Expansion Premises or the Project or to contribute to the cost of the Second Expansion Improvements or any other improvements to the Second Expansion Premises desired by Tenant except for funding of the Second Expansion Allowance pursuant to the Work Letter.

3.The Second Expansion Commencement Date shall be the earlier to occur of: (a) occupancy of any portion of the Second Expansion Premises; or (b) September 1, 2023. Tenant may have access to the Second Expansion Premises for the purpose of installing information systems and trade fixtures, furnishings and equipment prior to the Second Expansion Commencement Date without paying rent.

4.Effective on the Second Expansion Commencement Date, the Premises shall be expanded to include the Second Expansion Premises. The Term of the Lease with respect to the Second Expansion Premises shall commence on the Second Expansion Commencement Date and expire one hundred twelve (112) months following the Second Expansion Commencement Date (the “Second Expansion Term”). Following the Second Expansion Commencement Date, the parties shall execute an agreement confirming the Second Expansion Commencement Date and the date the Second Expansion Term expires. Tenant shall have the right to extend the Second Expansion Term with respect to Second Expansion Premises for a period of seven (7) years and otherwise upon the same terms as set forth in Section 1.5 of the Lease. The parties acknowledge that the Second Expansion Term and any extension thereof shall not be co-terminous with the Term (or any extension thereof) for the Current Premises.

5.The Basic Rent payable with respect to the Second Expansion Premises shall be as set forth on Exhibit B.

6.Effective on the Second Expansion Commencement Date, Tenant’s Share with respect to the Second Expansion Premises shall be 5.22%, which is the percentage obtained by dividing (a) the 17,248 square feet of Rentable Area for the Second Expansion Premises by (b) the 330,475 rentable square feet in the Project.

7.The Security Deposit is hereby increased by $90,894.86, which Tenant shall pay Landlord upon execution of this Amendment.

8.Within fifteen (15) days of execution of this Amendment, Tenant shall deliver to Landlord a supplemental letter of credit (the “Second Expansion Letter of Credit”) in the amount of $908,107.20 (the “Second Expansion LC Amount”). Addendum #1 to the Lease shall govern the Second Expansion Letter of Credit except that with the respect to the Second Expansion Letter of Credit, Section H shall be replaced with the following:

On the first (1st) day of Month 30 of the Second Expansion Term (the “Second Expansion LOC Reduction Date”) and on each anniversary of the Second Expansion LOC Reduction Date thereafter for the remainder of the Term, the Second Expansion LC Amount shall be reduced by $118,053.94; provided however, no such reduction in the Second Expansion LC Amount shall occur at any time when Tenant has failed to perform any of its obligations under the under the Lease, regardless of whether any applicable notice or cure periods have expired.

9.Effective as of the Second Expansion Commencement Date, the following shall be added to Section 17 of the Basic Lease Information:

Tenant shall be entitled to 45 parking access cards allocable to the Second Expansion Premises, as follows:

40 Unreserved
5 Reserved

Notwithstanding anything to the contrary set forth in the Lease, fifteen (15) of such access cards for unreserved spaces shall be at no charge during the first twelve (12) months following the Second Expansion Commencement Date.

10.Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Savills, through Jones Lang Lasalle (“Tenant’s Brokers”) and Cushman & Wakefield (“Landlord’s Broker”) and that it knows of no other real estate brokers or agents who are or claim to be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any such broker and/or agent known to Tenant and not so named and claiming to be entitled to a commission by, through or under Tenant. Landlord has agreed to pay the fees of JLL (and JLL shall in turn pay Savills) and Landlord’s Broker strictly in accordance with and subject to the terms and conditions of a separate written commission agreement.

11.This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

12.Except as expressly amended hereby, the Lease shall remain in full force and effect and is hereby ratified and affirmed.

13.This Amendment may be executed in counterparts, each of which shall be deemed one and the same instrument, and which may be exchanged and delivered electronically

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

LANDLORD:

1222 DEMONBREUN, LP, a Texas limited partnership

By:    /s/ O. Jamil Alam
Name:    O. Jamil Alam
Title:    Executive Vice President
Date:    1/13/2023

TENANT:

REVANCE THERAPEUTICS, INC., a Delaware corporation

By:    /s/ Mark Foley
Name: Mark J. Foley
Title:    President and Chief Executive Officer
Date:    1/12/2023

By:    /s/ Brian Blagg
Name: Brian Blagg
Date:    1/12/2023

EXHIBIT A

This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to provide such information to the Securities and Exchange Commission upon request.

EXHIBIT B

Basic Rent Schedule for Second Expansion Premises

Rental Period Months	Annual NNN Basic Rent	Annual Increase Per Square Foot NNN Basic Rent	Monthly Basic Rent
1-5	$0.00	N/A	$0.00
6-12	$39.50	$1.19	$56,774.67
13-24	$40.69	$1.22	$58,477.91
25-36	$41.91	$1.26	$60,232.24
37-48	$43.16	$1.29	$62,039.21
49-60	$44.46	$1.33	$63,900.39
61-72	$45.79	$1.37	$65,817.40
73-84	$47.17	$1.41	$67,791.92
85-96	$48.58	$1.46	$69,825.68
97-108	$50.04	$1.50	$71,920.45
109-112	$51.54	N/A	$74,078.06